UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2006

eMerge Interactive, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29037	65-0534535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 19, 2006, eMerge Interactive, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to the private placement of class A common stock and a warrant with an investor (the “Investor”), as well as the exercise of an existing warrant, to raise approximately $3.2 million in gross proceeds. The Company agreed to sell to the Investor 8,000,000 shares of class A common stock at a purchase price of $2,880,000 (or $0.36 per share). As part of the transaction, the Company also agreed to issue to the Investor a warrant to purchase 5,000,000 shares of class A common stock at an exercise price per share equal to 110% of the closing market price on the day prior to the transaction closing date. The warrant becomes exercisable 180 days after the transaction closes and remains exercisable for a period of five years thereafter. In addition, the Investor has agreed to exercise an existing warrant on the transaction closing date to purchase approximately 800,000 shares of class A common stock at a reduced exercise price of $0.36 per share, resulting in proceeds of approximately $300,000. The transaction is subject to customary closing conditions and is expected to close on or before February 3, 2006.

In connection with the offer and sale of securities to the Investor, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes that the Investor is an “accredited investor,” as such term is defined in Rule 501(a) promulgated under the Securities Act.

The Company has agreed to file, within nine months after the closing, a registration statement covering the resale of the shares of class A common stock to be sold to the Investor and the shares of class A common stock issuable upon exercise of the warrant to be issued to the Investor.

A copy of the Purchase Agreement, including the form of Common Stock Purchase Warrant to be issued to the Investor and a form of the Registration Rights Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 23, 2006, the Company issued a press release announcing it has reached an agreement for the private placement of class A common stock and a warrant to an investor. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Securities Purchase Agreement, dated as of January 19, 2006, by and among eMerge Interactive, Inc. and the investor party thereto.

99.1	Press release, dated January 23, 2006, announcing that eMerge Interactive, Inc. has reached an agreement for the private placement of class A common stock and a warrant to an investor (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGE INTERACTIVE, INC.

Date: January 23, 2006	By:	/s/ DAVID C. WARREN
David C. Warren
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.:	Description:
10.1	Securities Purchase Agreement, dated as of January 19, 2006, by and among eMerge Interactive, Inc. and the investor party thereto.

99.1	Press release, dated January 23, 2006, announcing that eMerge Interactive, Inc. has reached an agreement for the private placement of class A common stock and a warrant to an investor.